UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2015

Dover Saddlery, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51624	04-3438294
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Great Road, P.O. Box 1100, Littleton, Massachusetts		01460
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-952-8062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2015, Dover Saddlery, Inc., a Delaware corporation ("Registrant"), Dover Saddlery Holdings, Inc., a Delaware corporation ("Parent"), and Dover Saddlery Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub") entered into an Agreement and Plan of Merger ("Merger Agreement"). Parent and Sub are affiliates of Webster Capital ("Webster") and at the closing of the transactions contemplated by the Merger Agreement, Parent will be owned by funds managed by Webster and affiliates of QIC ("QIC"), one of the largest institutional investors in funds managed by Webster.

The Merger Agreement provides that, subject to the terms and conditions thereof, Sub will be merged with and into Registrant (the "Merger") with Registrant continuing as the surviving corporation in the Merger. At the effective time of the Merger (the "Effective Time") each share of common stock of the Registrant ("Common Stock") issued and outstanding immediately prior to the Effective Time (other than certain shares as provided in the Merger Agreement) will be automatically converted into the right to receive $8.50 in cash (the "Merger Consideration").

At the Effective Time, each "in-the-money" option or warrant that is vested and exercisable immediately prior to the Effective Time will be entitled to receive a cash payment equal to the number of shares underlying the option or warrant multiplied by an amount equal to the excess of the Merger Consideration over the exercise or purchase price per share.

The Registrant's Board of Directors unanimously (i) determined that the Merger Agreement and the Merger are advisable and in the best interests of the Registrant and its stockholders, (ii) approved the execution, delivery and performance of the Merger Agreement, and (iii) resolved to recommend the adoption of the Merger Agreement by the stockholders of the Registrant and directed that such matter be submitted for consideration of the stockholders of the Registrant. Stockholders of the Registrant will be asked to vote on the adoption of the Merger Agreement at a stockholders meeting that will be held on a date to be announced.

The Merger contains customary representations, warranties and covenants of the parties as well as conditions to closing ("Closing Conditions"), including, among other things, Registrant stockholder approval, receipt of third party consents, the absence of any judicial order or transaction litigation, and the absence of a material adverse effect on Registrant. The Merger is expected to close in the second quarter of 2015, subject to the satisfaction of the Closing Conditions.

Subject to certain limited exceptions, the Merger Agreement provides that the Company, its subsidiaries and affiliates and their representatives may not, among other things, solicit, initiate or take any action to facilitate or encourage the submission of any alternative acquisition proposal, enter into any agreement constituting or relating to an alternative acquisition proposal; or participate in any discussions or provide information to a third party making an alternative acquisition proposal.

The Merger Agreement contains certain termination rights, including the right of Registrant to terminate the Merger Agreement to accept a superior proposal (so long as Registrant complies with certain notice and other requirements under the Merger Agreement). If Registrant terminates for that reason, or if Parent terminates for certain limited reasons, then Registrant will be required to pay the Parent a termination fee of $2,072,400. In addition, upon termination by Registrant for certain limited reasons, Parent will be required to pay Registrant a termination fee of $2,072,400.

Parent has obtained equity financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Webster Capital Fund III, L.P., a fund advised by Webster, has entered into an equity commitment letter to provide, subject to the terms and conditions set forth therein, financing sufficient for Parent to pay all amounts required to be paid to Registrant’s stockholders and holders of outstanding options and warrants. Parent has also represented to Registrant that the proceeds of this equity financing, and or additional debt capacity arranged by the Parent, will be sufficient to pay all expenses related to the Merger.

In connection with the execution of the Merger Agreement, certain stockholders of Registrant, who collectively hold approximately 25% of the Registrant's outstanding shares, have entered into voting agreements with Parent in which they have agreed to vote their shares of Registrant’s capital stock to approve the Merger. Those stockholders and Registrant also agreed not to solicit, initiate or encourage any inquiries or proposals regarding alternative transactions involving Registrant.

Upon the consummation of the Merger, Parent has agreed to continue to employ certain members of Registrant's management ("Dover Executives") under the terms of their existing executive employment contracts; to offer the Dover Executives the right to purchase shares of Parent's capital stock at a price comparable to the Merger Consideration; and to adopt an equity incentive plan ("Plan") representing up to 10% of the fully diluted equity of Parent ("Parent Option Pool"), pursuant to which the Dover Executives will be eligible to receive options and other types of equity awards.

The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement itself has been provided solely to inform investors of its terms. The Merger Agreement contains representations and warranties by the parties to the Merger Agreement, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the agreement. The Merger Agreement may include disclosure schedules that contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the agreement. Moreover, certain representations and warranties in the agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what may be viewed as material to shareholders or may have been used for the purpose of allocating risk between the parties to the agreement. Accordingly, current stockholders and investors are not third-party beneficiaries under the agreement and should not rely on the representations and warranties in the agreement as characterizations of the actual state of facts about the parties to the agreement at the time they were made or otherwise.

Item 7.01 Regulation FD Disclosure.

On April 14, 2015, Registrant announced that it has entered into the Merger Agreement. The Merger Agreement provides that, subject to the terms and conditions thereof, Sub will be merged with and into the Registrant, with Registrant continuing as the surviving corporation in the Merger. At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than certain shares as provided in the Merger Agreement) will be automatically converted into the right to receive $8.50 in cash.

At closing, all in-the-money stock options and warrants will be cashed out. Webster is partnering with QIC, one of Webster’s largest institutional investors, to provide equity financing. Registrant's Board of Directors has unanimously approved the Merger Agreement and recommended that Dover’s stockholders vote to approve the transaction.

The offer represents a significant premium over Registrant’s share price immediately prior to announcement of the Merger. The transaction is expected to close in the second quarter of fiscal 2015, subject to customary closing conditions, including stockholder approval.

In connection with the execution of the Merger Agreement, Stephen Day and other certain directors and a member of Registrant's management team, who currently own approximately 25% of Dover’s outstanding shares, have agreed to vote their shares in favor of the Merger.

The information in this Item 7.01 of Current Report on Form 8-K, as well as Exhibit 99.1, shall not be treated as "filed" for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

On April 14, 2015, Registrant issued a press release announcing that it has entered into an Agreement and Plan of Merger with an affiliate of Webster Capital, which has agreed to acquire all of the outstanding shares of Registrant's common stock for $8.50 per share in cash, and take the Registrant private. A copy of the Press Release is attached as Exhibit 99.1.

d) Exhibits

Exhibit No.

2.1 Agreement and Plan of Merger dated as of April 13, 2015 among Dover Saddlery, Inc., Dover Saddlery Holdings, Inc., and Dover Saddlery Merger Sub, Inc.*

99.1 Press Release dated April 14, 2015.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant agrees to furnish a supplemental copy of any omitted schedules to the SEC upon request.

This Form 8-K and the attached press release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the proposed merger with an affiliate of Webster. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain stockholder approval or the failure to satisfy any of the other closing conditions, (3) the risks related to the financing arrangements entered into in connection with the Merger Agreement, (4) the risks related to disruption of management’s attention from Registrant’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of Registrant to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) changes in general economic conditions, (7) Registrant’s ability to effectively manage its growth and operations, and (8) changes in the legal or regulatory environment. Additional risks are described under Item 1A, “Risk Factors,” in Registrant’s most recent annual report on Form 10-K for the year ended December 31, 2014 filed on March 31, 2015. Given these uncertainties, undue reliance should not be placed on these forward-looking statements.

All statements other than statements of historical fact included herein regarding the prospects for consummation of the Merger, Registrant’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Registrant believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Registrant is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Saddlery, Inc.

April 14, 2015	By:	/s/ David R. Pearce

Name: David R. Pearce
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of April 13, 2015 among Dover Saddlery, Inc., Dover Saddlery Holdings, Inc., and Dover Saddlery Merger Sub, Inc
99.1	April 14, 2015 Press Release